EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in Registration Statement Nos. 333-88519, 333-41318, 333-50442 and 333-41198 on Form S-8, of our report, dated March 10, 2004, appearing in this Annual Report on Form 10-K of CVB Financial Corp. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Los Angeles California March 14, 2005

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